As filed with the Securities and Exchange Commission on December 10, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SYNO Capital Group, Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2206, Cassia Court,

72 Market Street, Camana Bay,

P.O. Box 32303, Grand Cayman KY1-1209, Cayman lslands

(Address, including zip code, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated December 10, 2025.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering                ordinary shares. This is the initial public offering of ordinary shares of                . The offering price of our ordinary shares in this offering is expected to be $                per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol "SYNO". There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors".

We are an "emerging growth company" as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See "Prospectus Summary—Implications of Being an Emerging Growth Company" for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see "Corporate History and Structure." See also "Risk Factors – Risks Relating to Our Corporate Structure."

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled "Underwriting" for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See "Underwriting."

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Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the "SEC"). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading "Where You Can Find More Information".

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to "Common Shares" or "our shares" refer to common shares of SYNO Capital Group, Inc.;
•	references to the "Company," "we," "us," "our" and "SYNO" refer to SYNO Capital Group, Inc.;
•	references to "dollars," "U.S. dollars," "USD," "$," and "US$" are to United States Dollars;
•	"U.S. GAAP" refers to generally accepted accounting principles in the United States;
•	references to the "SEC" are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause future performance to differ materially from our assumptions and estimates. See "Cautionary Note Regarding Forward-Looking Statements."

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment,and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as "may", "might", "will", "should", "believe", "expect", "could", "would", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings "Risk Factors", "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business", may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

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●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under "Risk Factors."

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled "Risk Factors" and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the "Risk Factors", "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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As filed with the Securities and Exchange Commission on December 10, 2025.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in Cayman that we describe under "Risk Factors" and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

Our mission is to build the most trustworthy asset management and industrial empowerment platform in the world through technological innovation and data-driven. We are committed to providing investors with long-term stable returns, creating high-quality smart consumption experiences for users, and building a sustainable digital ecosystem for partners. By continuously deepening the application of cutting-edge technologies such as artificial intelligence, big data and blockchain, we will promote the transformation and development of the industry and realize the vision of technology-led, trust-driven and ecological synergy.

Overview of Our Company

We are a technology-driven global diversified enterprise, focusing on long-term value investment, digital commerce and financial technology. Our core positioning is a global and diversified enterprise with technology as the core engine and long-term value as the development anchor. Relying on the three-dimensional core architecture of "technology-driven+value investment+digital commerce", the company has deeply cultivated the three core areas of intelligent investment and research, digital commerce and financial technology, and built a unique system of "technology empowering capital appreciation and technology linking industrial ecology", which is an efficient and credible value bridge connecting high-quality assets, consumer demand and innovative technologies.

The structure of the company includes three core business segments:

Smart Value Investment Fund: As the core profit engine of the company, it focuses on long-term investment in the fields of consumption, energy and technology, and uses advanced AI technology for investment research and risk management.

Digital commerce: through the intelligent e-commerce ecosystem, enhance user experience and business efficiency, and promote digital transformation.

Financial technology: upgrade the core competence of financial technology tools and provide innovative financial services and solutions.

Our development goal is to become the most trusted technology-based asset management and industrial empowerment platform in the world, and to create long-term stable returns for investors, provide users with high-quality intelligent consumption experience, and build a digital stage for sustainable development for partners. We will continue to deepen the core strategy of "technology-led+trust-driven+ecological synergy" and promote innovation and change in the industry.

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History and Development

1. Creation and initial development

The company was set up in the late 2010s, which is a critical period of global digital transformation. Founder LY KIM CHEONG realized the great potential of technology in the fields of financial investment and e-commerce, and decided to create a technology-driven asset management platform based on his own technical background and market insight. The initial goal is to improve the efficiency and accuracy of investment decisions through technical means, and at the same time provide users with a better consumer experience.

In the founding stage of the company, the founder focused on building the basic technical framework, building an intelligent investment and research system, and integrating the user data system. The core task of this stage is to develop tools and platforms that can support long-term value investment and ensure that the company has technological advantages in the highly competitive market.

Founder background:

LY KIM CHEONG accurately grasped the opportunity of industrial transformation under the internet wave in his early career in the field of e-commerce digitalization. He led the construction of the early e-commerce infrastructure and user data system, and accumulated practical experience in the whole chain from technology research and development to commercial landing. At this stage, his core exploration focused on "how technology can optimize the efficiency of consumption scenes". Through the development and application of early digital tools, he gained in-depth insight into consumer market demand, supply chain operation logic and user behavior characteristics, laying a solid business cognition and technical foundation for subsequent business expansion.

With the accumulation of industry experience, LY KIM CHEONG has keenly captured the industry trend of "technology empowers financial investment", turned his attention to the field of intelligent fund management, and took the lead in proposing the innovative concept of "introducing AI technology into the whole process of investment and research". In this process, he led the formation of cross-disciplinary technology and investment teams, integrated financial investment logic and cutting-edge technology capabilities, deeply studied the combination path of long-term value investment philosophy and digital tools, and gradually formed the core methodology of "technology-driven investment decision-making and data verification of investment value", which laid the foundation for the construction of the group's core profit engine.

2. Early market breakthrough and accumulation

With the rise of digital wave, the company actively integrates digital e-commerce elements, combines e-commerce ecology with investment, and realizes the interaction between user traffic and capital. At the same time, strengthen the layout of financial technology, including big data analysis, AI algorithm application, etc., to improve investment and research efficiency and user experience. During this period, the company realized the cooperation of business segments and formed a trinity model of intelligent investment and research, digital e-commerce and financial technology.

3. Diversified business layout and regional expansion

In recent years, the company has further deepened the application of science and technology, optimized the platform architecture, and enhanced the execution of trustworthy commitments. Through continuous iteration of intelligent systems, the company has accumulated rich experience in the field of long-term value investment and achieved a win-win situation for capital, industry and users. Up to now, the company has formed a stable operation mode, covering investment research, e-commerce operation and scientific and technological services.

The development of the company always adheres to the orientation of value investment, avoids speculation and pays attention to the actual empowerment of scientific and technological tools, which makes it stand out in the industry.

4. Technological innovation and core competitiveness

technical innovation

(1) Intelligent investment and research system:

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The company led the construction of a "three-dimensional intelligent investment and research system", which integrates a variety of cutting-edge technologies, such as artificial intelligence, blockchain and big data analysis. Through AI moat analysis model, dynamic cash flow discount algorithm and management behavior portrait system, the company can more accurately evaluate the long-term value of investment targets and improve the scientific and effective investment decision.

(2) data-driven decision-making:

Through the establishment of a unified data center, the company has realized the centralized management and analysis of data, and can obtain market dynamics and user behavior data in real time. This data-driven decision-making model makes the company more flexible in the formulation and adjustment of investment strategies and can quickly respond to market changes.

(3) Financial technology tools:

The company continuously upgrades its financial technology tools and enhances its core competencies, including intelligent risk management and portfolio management. These tools not only improve investment efficiency, but also reduce risks, ensuring investors' capital security and income stability.

(4) Application of blockchain technology:

In the process of asset management and transaction, the company actively explores the application of blockchain technology to enhance the transparency and security of transactions. The introduction of blockchain technology makes the circulation and management of assets more efficient, reduces the intermediary cost and enhances the trust of users.

(5) Ecological coordination:

Through the strategy of "technology-led+trust-driven+ecological synergy", the company has strengthened the synergy between various business lines while technological innovation. Relying on the unified technology and data platform, the three business lines of intelligent investment and research, digital e-commerce and financial technology can realize the efficient allocation and coordinated development of resources.

core competitiveness

(1) technical barriers:

The company continues to increase investment in research and development in cutting-edge technologies such as artificial intelligence, big data, blockchain and Internet of Things, forming a strong technical barrier. These technologies not only improve the quality of products and services of the company, but also enhance its competitive advantage in the market.

(2) Long-term value investment philosophy:

The company adheres to Buffett's long-term value investment philosophy, rejects short-term speculation and focuses on creating sustainable long-term returns for investors. This concept has enabled the company to establish a good reputation and trust among investors and attract a large number of loyal customers.

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(3) Efficient decision-making mechanism:

The company adopts a flat management structure of "core decision-making layer+professional committee+business department/functional center", which improves the efficiency of decision-making and implementation. Through collective decision-making and professional support, the company can quickly respond to market changes and ensure the effective implementation of the strategy.

(4) User experience optimization:

The company pays attention to the user experience, and enhances the satisfaction and loyalty of users through intelligent consumption scenarios and high-quality services. The continuous user feedback mechanism enables the company to continuously optimize products and services to meet the diverse needs of users.

(5) the strategic layout of globalization:

The company actively promoted the international layout in technology and business development, and enhanced the company's market competitiveness and brand influence through technology export and global market expansion.

To sum up, the company's technological innovation and core competitiveness complement each other, forming a unique market advantage, making it stand out in the highly competitive industry and laying a solid foundation for future sustainable development.

5. Follow-up development path and goal

Looking forward to the future, the company will continue to deepen the concept of "technology empowerment and trustworthy commitment" and strive to become a leader in the field of long-term value investment. Strategic objectives focus on the following directions:

Deep integration of science and technology: further upgrade the intelligent investment and research system, introduce more AI, big data and blockchain technologies, and improve the accuracy and efficiency of investment decisions. At the same time, strengthen the ecological construction of digital e-commerce platform, realize seamless connection with financial technology, and create a one-stop user service experience.

Business expansion and innovation: expand the coverage of investment fields and focus on high-growth industries, such as emerging technologies, consumption upgrading and green finance. Strengthen industrial cooperation, empower invested enterprises through scientific and technological tools, and achieve a deep win-win situation between capital and industry.

Win-win between users and ecology: adhere to the trustworthy commitment, optimize the user interaction mechanism, and improve the transparency and security of the platform. The goal is to build an open ecology, attract more partners and users, and form a closed-loop value chain of capital-industry-users.

Sustainable development: The company plans to increase investment in risk control, compliance management and green investment to ensure long-term steady growth. At the same time, explore international opportunities and export the technology empowerment model to a broader market.

Generally speaking, the company will be driven by science and technology in the future, adhere to the philosophy of long-term value investment, achieve a higher level of capital appreciation and win-win situation through continuous innovation, and help the industry develop with high quality.

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The Industry

(1) Industry analysis

1. Industry overview

FinTech is a field to improve and innovate financial services through technical means, covering payment, lending, investment, insurance, wealth management and other aspects. With the acceleration of digital transformation, the financial technology industry is gradually changing the mode of traditional financial services, improving service efficiency and customer experience.

2. Market size and growth

Market size: According to the forecast of market research institutions, the global financial technology market has grown at an average annual rate of more than 20% in the past few years, and it is estimated that the market size will reach 1 trillion US dollars by 2026.

Growth drivers:

Digital transformation: More and more consumers and enterprises tend to use digital financial services, which has promoted the rapid growth of the market.

Popularization of mobile payment: The widespread use of smart phones makes mobile payment become the mainstream and improves the convenience of transactions.

The rise of emerging markets: especially in Asia and Africa, financial technology is filling the gap in traditional financial services.

3. Competition pattern

Main participants:

Traditional financial institutions, such as banks and insurance companies, are actively transforming and launching digital products and services.

Financial technology companies, such as PayPal and Square, focus on providing innovative financial solutions.

Start-ups: Many emerging companies enter the market through technological innovation and provide unique services and products.

Competitive features:

Technological innovation: enterprises need to continuously carry out technological research and development to maintain their competitive advantage.

User experience: Providing convenient and efficient service is the key to attract users.

Data security: With the increase of data leakage incidents, users pay more and more attention to data security and privacy protection.

4. Market segmentation

Payment solutions: including mobile payment, electronic wallet and cross-border payment.

Lending services: covering P2P lending, consumer credit and corporate loans.

Investment and wealth management: intelligent investment, crowdfunding platform, cryptocurrency investment, etc.

Insurance technology: online insurance, on-demand insurance, risk assessment, etc.

5. Technology trends

Artificial intelligence: The application in risk assessment, customer service and fraud detection has improved efficiency and accuracy.

Blockchain technology: used to improve the transparency and security of transactions and reduce transaction costs.

Big data analysis: help financial institutions better understand customer needs and optimize products and services.

6. Policy and regulatory environment

Regulatory policies: The regulatory policies of various countries on the financial technology industry are gradually improved, which should not only promote innovation, but also guard against risks.

Compliance requirements: Financial technology companies need to comply with laws and regulations such as anti-money laundering and data protection, and compliance costs are rising.

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7. Challenges and risks

Intensified market competition: the number of competitors in the industry is increasing, and the price war and technical war are intensifying.

Technical risk: technical failure, data leakage, etc. may lead to the decline of user trust.

Regulatory risk: Policy changes may affect business model and market access.

8. Future development trend

Integration and cooperation: The cooperation between financial technology companies and traditional financial institutions will be closer and form an ecosystem.

Globalization: Financial technology services will expand to the global market, especially in emerging markets.

Sustainable development: With the enhancement of social responsibility awareness, financial technology companies will pay more attention to sustainable development and social impact.

conclusion

The financial technology industry is developing rapidly, and market opportunities and challenges coexist. Enterprises need to innovate constantly, improve customer experience, and pay attention to compliance and risk management in order to be invincible in the competition. Through in-depth industry analysis, enterprises can better formulate strategies, seize market opportunities and achieve sustainable development.

(2)       Industry data

The following are some key data and statistical information of the financial technology industry to help understand the current situation and development trend of the industry.

1. Market size

Global market size: According to the report of market research institutions, the global financial technology market size will be about 500 billion US dollars in 2023, and it is expected to reach 1 trillion US dollars by 2026, with an average annual growth rate of about 20%.

Market segment size:

Payment solution: The market size will be about $200 billion in 2023, and it is expected to reach $400 billion by 2026.

Lending service: The market size will be about 150 billion US dollars in 2023, and it is expected to reach 300 billion US dollars by 2026.

Investment and wealth management: The market size will be about 80 billion US dollars in 2023, and it is expected to reach 150 billion US dollars by 2026.

Insurance technology: The market size will be about 70 billion US dollars in 2023, and it is expected to reach 120 billion US dollars by 2026.

2. User data

Number of users: The number of global financial technology users has exceeded 2 billion in 2023 and is expected to reach 3 billion by 2026.

Mobile payment users: In 2023, the global mobile payment users will be about 1.5 billion, and it is expected to reach 2.5 billion by 2026.

P2P lending platform users: The number of users will be about 300 million in 2023, and it is expected to reach 500 million by 2026.

3. Investment data

Total investment: In 2022, the investment in global financial technology industry was about 90 billion US dollars, and it is expected to reach 120 billion US dollars in 2023.

Investment trend: Investors' interest in financial technology start-ups continues to grow, especially in the fields of payment, lending and blockchain.

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4. Technology application

Artificial intelligence: In 2023, about 70% of financial technology companies have applied artificial intelligence technology in their products and services, and it is expected that this proportion will reach 90% by 2026.

Blockchain application: By 2023, about 30% of financial institutions in the world are exploring or implementing blockchain technology, and it is expected that this proportion will rise to 50% by 2026.

5. Market share

Market share of major players:

Payment field: Alipay and PayPal account for 50% of the global mobile payment market.

LendingClub and Prosper account for about 40% of the P2P lending market.

Investment and wealth management: Robinhood and Wealthfront occupy about 30% of the smart investment market.

6. Risk and compliance

Data security incidents: In 2022, the number of data leakage incidents in the financial technology industry increased by 25% year-on-year, showing the importance of data security.

Compliance cost: With the strengthening of regulatory policies, the compliance cost of financial technology companies is expected to account for 15% of their total operating costs in 2023.

7. Future prospects

Market forecast: According to industry analysis, the financial technology industry will continue to maintain strong growth in the next five years, and it is estimated that the market size will reach 2 trillion US dollars by 2028.

Technology investment: It is estimated that by 2026, the investment of financial technology companies in technology research and development will account for 20% of their total revenue.

conclusion

The financial technology industry is experiencing rapid growth and change, and the market scale and user base are constantly expanding. With the progress of technology and the change of consumer demand, financial technology companies need to innovate constantly to remain competitive. At the same time, data security and compliance will be important considerations for the development of the industry. Through in-depth analysis of industry data, enterprises can better formulate strategies, seize market opportunities and achieve sustainable development.

(3) Industry pain points

Although the financial technology industry is developing rapidly, it still faces many challenges and pain points. The following are some major industry pain points:

1. Data security and privacy protection

Risk of data leakage: With the increasing amount of user data handled by financial technology companies, the risk of data leakage and cyber attacks is also rising. Users' concerns about personal information security may affect their trust in financial technology services.

Compliance pressure: Financial technology companies need to comply with different national data protection regulations (such as GDPR), and the compliance cost is high and complicated, which increases the operational burden.

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2. Technology integration and system compatibility

Compatibility of old systems: Many financial institutions still rely on traditional legacy systems, and the compatibility between financial technology solutions and these systems is poor, which makes integration difficult.

Rapid technological update: The financial technology industry has a rapid technological update, and enterprises need to continuously invest in technology research and development and system upgrade to maintain their competitiveness.

3. User education and acceptance

Insufficient user awareness: Many potential users have insufficient understanding of financial technology products and services, resulting in low utilization rate. Users need more education and guidance to understand the advantages of these new technologies.

Trust: Emerging financial technology companies often lack brand trust, and users have doubts about their safety and reliability.

4. The market competition is fierce

Increased number of competitors: With the rapid development of the market, the number of competitors in the financial technology industry is increasing, and the price war and technical war are intensifying, which leads to the compression of profit space.

Innovation pressure: Enterprises need to innovate constantly to meet users' needs and maintain market competitiveness, which puts higher demands on resources and capabilities.

5. Uncertainty of regulatory environment

Frequent policy changes: the regulatory policies faced by the financial technology industry may change with the market environment and technological development, and enterprises need to adapt to the new regulations quickly, which increases the uncertainty of operation.

Rising compliance cost: With the increase of regulatory requirements, the compliance cost of enterprises is also rising, which may affect their profitability.

6. Financing and investment challenges

Financing difficulty: Although the financial technology industry has attracted a lot of investment, the financing environment may become more difficult under the background of increasing economic uncertainty, and start-ups are facing the pressure of capital chain.

Investors have high expectations: investors often have high expectations for financial technology companies, and enterprises need to achieve rapid growth in a short time and face greater pressure.

7. User experience and service quality

Inconsistent services: Different financial technology products and services may have different user experiences, which will affect user satisfaction and loyalty.

Insufficient customer support: With the increase in the number of users, many financial technology companies have insufficient customer support and service response speed, which affects the user experience.

conclusion

While the financial technology industry is developing rapidly, it is facing multiple pain points and challenges. Enterprises need to effectively deal with these problems in order to enhance their competitiveness and market position. By strengthening data security, improving user education, optimizing technology integration and adapting to regulatory changes, financial technology companies can better meet market demand and achieve sustainable development.

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(3)       Industry forecast

Short-term forecast (2024-2026)

Market growth: It is estimated that the global financial technology market will continue to maintain strong growth from 2024 to 2026, with an average annual growth rate of about 20%. By 2026, the market size is expected to reach $1 trillion, driven by the popularity of digital payment, online lending and investment management services.

Acceleration of technology application: In the short term, financial technology companies will increase their investment in artificial intelligence and blockchain technology. It is estimated that more than 70% of financial technology companies will integrate AI technology into their products to enhance user experience and risk management capabilities.

Compliance and supervision strengthening: With the development of the financial technology industry, regulators will strengthen the supervision of the industry. It is estimated that before 2025, more compliance policies will be issued worldwide for financial technology, and enterprises need to adapt to these changes and increase compliance investment.

Increased user acceptance: With the increase of users' awareness of financial technology products and the strengthening of education, it is estimated that by 2026, the user acceptance of financial technology products will increase significantly, and the number of users will reach 3 billion.

Long-term forecast (2027-2030)

Market Maturity and Integration: By 2030, the financial technology market will become mature and market participants will experience integration. It is expected that large financial technology companies will enhance their market share and technical capabilities through mergers and acquisitions and cooperation, and the industry concentration will increase.

Full digital transformation: Financial services will be fully digital, and the boundary between traditional financial institutions and financial technology companies will become increasingly blurred. It is estimated that by 2030, more than 90% of financial transactions will be completed through digital channels.

Wide application of emerging technologies: Emerging technologies such as blockchain, Internet of Things and quantum computing will be widely used in the financial technology industry. It is expected that these technologies will promote new business models and service innovation, and improve efficiency and security.

Sustainable financial development: With the popularization of the concept of sustainable development, the financial technology industry will pay more attention to environmental, social and governance (ESG) factors. It is predicted that by 2030, ESG-related financial technology products and services will occupy a significant share of the market and promote the development of green finance.

conclusion

In the short term, the financial technology industry will continue to grow rapidly, and the technology application and user acceptance will be significantly improved. In the long run, the industry will mature, market integration will accelerate, and digital transformation and sustainable development will become the main theme of the industry. Enterprises need to grasp these trends in order to achieve sustainable competitive advantage.

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Our Solution

Solutions to the pain points in the financial technology industry

1. Data security and privacy protection

Solution:

Data encryption and security protocol: Advanced data encryption technology (such as AES-256) and transmission security protocol (such as SSL/TLS) are adopted to ensure the security of user data during storage and transmission.

Multi-level authentication: Multi-factor authentication mechanism is introduced to enhance the security of user accounts and reduce the risk of data leakage.

Compliance management system: Establish an automated compliance management system, track and update data protection laws and regulations in various countries, and reduce compliance cost and complexity.

2. Technology integration and system compatibility

Solution:

API-driven architecture: API-driven micro-service architecture is adopted to ensure the compatibility between old and new systems and simplify data integration and system interaction.

Cloud computing and flexible deployment: Use cloud computing technology to provide flexible deployment options, reduce dependence on traditional legacy systems, and quickly adapt to market changes.

Continuous technology investment: set up special funds for technology research and development and system upgrade to ensure the competitiveness of enterprises in technology update.

3. User education and acceptance

Solution:

User education plan: carry out education and training plan for users, and enhance users' understanding and acceptance of financial technology products through online courses, seminars and interactive platforms.

Transparent information transmission: provide clear and easy-to-understand product descriptions and instructions to enhance users' trust in products.

Brand building and trust: build brand trust through successful cases and user evaluation, and increase users' confidence in emerging financial technology companies.

4. The market competition is fierce

Solution:

Differentiated product strategy: develop financial technology products with unique value proposition to meet the needs of specific user groups and avoid price wars.

Innovation culture: establish a corporate culture that encourages innovation, set up an innovation fund to support the research and development of new products and services, and maintain market competitiveness.

User feedback mechanism: establish user feedback mechanism, collect and analyze user opinions in time, and iterate products quickly to meet market demand.

5. Uncertainty of regulatory environment

Solution:

Compliance monitoring system: establish a real-time compliance monitoring system to track policy changes in time to ensure that enterprises can quickly adapt to the new regulations.

Policy analysis team: set up a special policy analysis team to study regulatory trends, formulate coping strategies in advance, and reduce operational uncertainty.

Compliance cost optimization: automate compliance process through technical means, reduce labor costs and improve compliance efficiency.

6. Financing and investment challenges

Solution:

Diversified financing channels: Explore various financing channels, such as venture capital, equity crowdfunding and government subsidies, to reduce dependence on a single financing source.

Investor relations management: establish good investor relations, communicate with investors on a regular basis about the company's development and strategy, and enhance investor confidence.

Sustainable growth strategy: formulate a sustainable business model and growth strategy to show investors long-term value and reduce financing pressure.

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7. User experience and service quality

Solution:

User experience optimization: through user testing and feedback, the product interface and functions are continuously optimized to enhance the consistency of user experience.

Customer support automation: introduce intelligent customer service system, use AI technology to improve customer support response speed and service quality, and reduce user waiting time.

Service quality monitoring: establish a service quality monitoring mechanism, regularly evaluate the performance of customer support team, and ensure the continuous improvement of service quality.

conclusion

By implementing the above solutions, financial technology companies can effectively cope with industry pain points, improve data security, technology integration capabilities, user acceptance and service quality, thus enhancing market competitiveness and sustainable development capabilities. This will help enterprises gain a foothold in the rapidly changing financial technology environment and win the trust and loyalty of users.

Our Competitive Strengths

Our competitive advantage is embodied in many dimensions, including the following aspects:

Data integration capability:

We can integrate multi-source data from capital market, consumer market and supply chain to form a comprehensive market perspective.

The data coverage and real-time performance are ahead, with 30% more data dimensions than peers, and the data update delay is less than 1 minute, which is significantly better than the industry average (more than 5 minutes).

This ability of data integration enables us to grasp the market dynamics more accurately and improve the efficiency of decision-making.

AI algorithm landing ability:

Our algorithm model is deeply integrated with specific business scenarios, such as investing in risk control and e-commerce selection, rather than adopting general technology.

The contribution of the algorithm to the business revenue is as high as 25%, far exceeding the industry average (less than 10%), which shows that we have significant advantages in using technology to drive business growth.

Full link technical cooperation:In our technology, Taiwan has opened up three major business data: investment research, e-commerce and service, realizing data interoperability and avoiding information islands.

The efficiency of cross-business data collaboration is 60% higher than that of peers, and the speed of decision-making response is increased by 40%, which enables us to respond quickly in a rapidly changing market environment.

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Compliance and security capabilities:

We meet the data compliance requirements in many parts of the world, and the data security system has passed the international certification to ensure the information security of users and investors.

The compliance coverage is five more regions than that of peers, and the incidence of data security incidents is extremely low, which enhances the trust of customers.

Brand trust built by science and technology;

With the "technology empowerment and trustworthy commitment" as the core, we have established the image of "technology-driven long-term benchmark" through technical means such as AI risk control, blockchain traceability and data transparency.

This brand trust makes us the first choice for users and investors in the fluctuating market environment.

The world's leading trust quantification technology capability;

Through the AI investment research system, blockchain traceability technology and big data monitoring tools, "trust" is transformed into quantifiable and monitorable operational indicators, and full-link technical trust management and control is realized.

This ability enables us to provide higher transparency and credibility in investment risk assessment and reliability verification of e-commerce supply chain.

The global resource integration ability of science and technology empowerment;

With the help of digital tools, we break down regional barriers, rely on the financing advantages of the low-interest environment in the US capital market, and combine the efficient intelligent supply chain and high-penetration digital e-commerce market in Asia to realize real-time docking and optimal allocation of cross-regional resources.

This global resource integration ability helps to accurately match high-quality assets with consumer demand, and expands our global development space.

Innovative management behavior portrait system;

Through NLP technology, the management's public speeches and earnings conference calls are analyzed, key features are extracted, and a "management trust score" is generated, which effectively avoids the moral hazard of management.

This system has helped us avoid many potential losses in the past three years and improved the security of investment decisions.

AI intelligent risk control system:

Our real-time stop-loss early warning system is based on VaR model, which can monitor portfolio fluctuation in a very short time and automatically generate lightening suggestions, and the response speed far exceeds the industry level.

The intelligent allocation of floating deposits ensures the proportion of low-risk assets and maximizes the income, further enhancing our risk control ability.

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Through the above-mentioned multi-dimensional competitive advantages, we have established strong barriers in the industry, and can maintain a leading position in the rapidly changing market and achieve sustainable development.

Our market opportunity

We are faced with a variety of development opportunities and opportunities, which are mainly reflected in the following aspects:

Accelerated digital transformation:

With the acceleration of the digital process of the global economy, the demand of enterprises and consumers for digital services is increasing. We can use advanced technology to provide more efficient investment management and e-commerce solutions to meet the urgent needs of the market for digital services.

Especially in the post-epidemic era, the popularity of online consumption and telecommuting has provided a broad market space for our intelligent e-commerce platform and digital financial tools.

Application of artificial intelligence and big data;

The rapid development of AI and big data technology provides us with more powerful tools, which can further improve investment and research efficiency, optimize risk control and enhance user experience. We can take this opportunity to continuously develop and iterate the AI model to improve the accuracy and timeliness of investment decisions.

By deepening our data analysis capabilities, we can tap deeper market insights and promote product innovation and service upgrading.

Global market expansion:

With the opening of the international market, we have the opportunity to expand our business to more countries and regions, especially emerging markets. The demand for smart investment and digital e-commerce in these markets is growing rapidly.

We can quickly enter new markets and expand our market share by establishing overseas branches or partnerships.

Sustainable investment and ESG trends;

With the rise of the concept of sustainable investment, more and more investors pay attention to environmental, social and governance (ESG) factors. We can attract more responsible investors by developing investment products that meet ESG standards.

This will not only help to enhance our brand image, but also meet the market demand for sustainable investment and promote long-term value growth.

Application prospect of blockchain technology;

Blockchain technology has great application potential in financial services, supply chain management and data security. We can use blockchain technology to enhance investment transparency and security and enhance user trust.

For example, the launch of the blockchain-based investment deposit certificate and points system will bring new competitive advantages to our e-commerce platform and investment products.

Policy support and market environment:

The support policies of governments for financial technology and digital economy have been continuously introduced, which has created a good external environment for our development. We can actively apply for relevant policy support and financial subsidies to accelerate technology research and development and market expansion.

Especially in the field of financial technology, the gradual improvement of regulatory policies has provided us with a guarantee for compliance development.

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Investor education and market demand;

With the popularization of financial knowledge and the strengthening of investor education, more and more individual investors begin to pay attention to intelligent investment and quantitative investment. We can enhance brand awareness and attract more customers by holding online and offline investor education activities.

By providing personalized investment advice and intelligent investment tools, we can meet the needs of investors at different levels and enhance customer loyalty.

Technical cooperation and ecosystem construction;

With the rapid development of technology, cooperation with other technology companies, financial institutions and academic institutions will bring us more opportunities for innovation. Through open cooperation, we can jointly develop new technologies and products and enhance market competitiveness.

Building a multi-participation ecosystem will help us integrate resources, form a joint force and promote the rapid growth of our business.

By grasping the above opportunities, we can further consolidate and expand market share and achieve sustainable growth and development. We will continue to pay attention to market dynamics and flexibly adjust our strategy to meet future challenges and opportunities.

Risk Factors Summary

In the current rapidly changing market environment, we are faced with a variety of risk factors, which not only come from within the industry, but also include changes in the external environment. The following are the main risk factors that we need to pay attention to:

Intensified market competition:

With the rapid development of financial technology and e-commerce industry, more and more enterprises enter the market and the competition is becoming increasingly fierce. Emerging start-ups and traditional financial institutions are increasing their investment in digital services, which may divert our customers.

The technological innovation and market strategy of competitors may lead to the decline of our market share, especially in the price-sensitive market, and competitors may attract customers by reducing prices.

The rapidity of technological change:

The rapid iteration of technology means that we must constantly update and upgrade our technology platform to remain competitive. If we fail to keep up with the pace of technological development in time, we may fall behind our competitors.

The rise of emerging technologies (such as quantum computing, edge computing, etc.) may change the industry pattern, forcing us to re-evaluate the existing technical architecture and business model.

Uncertainty of regulatory environment:

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The regulatory policies of countries around the world on financial technology and data privacy are constantly changing, and the cost of compliance may increase. Especially in different countries and regions, differences in regulatory requirements may make us face compliance challenges in the process of global expansion.

For example, the European Union's GDPR (General Data Protection Regulation) and the American California Consumer Privacy Act (CCPA) require enterprises to take stricter measures in data processing and privacy protection, which increases the operational complexity.

Network security threats:

With the deepening of digitalization, the problem of network security has become increasingly prominent. Hacking, data leakage and online fraud may cause serious damage to our brand reputation and customer trust.

On a global scale, network security threats are constantly evolving, and the means of attack are increasingly complex. Enterprises need to invest a lot of resources to prevent potential security risks.

Economic fluctuation and market uncertainty;

The uncertainty of the global economy (such as inflation, interest rate changes, geopolitical risks, etc.) may affect the confidence of consumers and investors, and then affect our business performance.

For example, the economic recession may cause investors to reduce their spending and affect our income and profitability.

Changes in consumer preferences:

Consumers' preference for financial services and e-commerce products may change, especially the younger generation has a higher acceptance of emerging technologies and services. We need to constantly adapt to these changes to meet customer expectations.

Failure to identify and respond to changes in consumer demand in time may lead to customer churn and market share decline.

Supply chain risk:

The supply chain dependence brought by globalization may also become a threat. Factors such as natural disasters, political turmoil or epidemics may lead to the interruption of the supply chain and affect our operational efficiency.

Changes in international trade policies:

Changes in trade policies and tariff policies between countries may affect our international business expansion. For example, trade wars and protectionist policies may lead to rising costs and barriers to market access.

This policy change may affect our product pricing and market strategy and reduce our competitive advantage.

Fluctuations in investor confidence:

The fluctuation of investors' confidence in the market may affect our financing ability and stock price performance. When market sentiment is unstable, investors may be cautious about risky investments.

Failure to maintain the trust of investors may lead to financing difficulties and affect the long-term development of the company.

By identifying and analyzing these risk factors, we can formulate corresponding coping strategies, enhance the company's ability to resist risks, and ensure sustainable development in the complex global market environment.

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Implications of Our Being an "Emerging Growth Company"

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As a result, an "emerging growth company" will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. "An "emerging growth company" may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as "compensation discussion and analysis";
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on frequency" and "say-on-golden-parachute" votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an "emerging growth company" at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a "Controlled Company" with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a "controlled company" is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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THE Offering

Issuer	SYNO Capital Group, Inc.

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	Technical research and development investment Market Promotion and Brand Building Business expansion and strategic layout Team building and talent recruitment

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol "SYNO" This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See "Underwriting" for additional information.

Risk factors	See "Risk Factors" for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-MISCELLANEOUS BUSINESS SERVICES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets.Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Income growth may slow down or decline due to various reasons, including our inability to attract and retain sellers and buyers, the decrease in buyers' expenses, intensified competition, the slowdown in the overall growth of the financial technology market, the emergence of alternative business models, changes in government policies and the overall economic situation. We may also lose buyers and sellers for other reasons, such as failing to provide a satisfactory customer or transaction experience or high-quality service. If we can't manage our business correctly and carefully in the process of continuous business growth, or if our service quality declines due to poor management, our brand and reputation may be seriously damaged, and our business, prospects, financial status and operating performance may be greatly adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that effective business promotion is crucial to our success. Improving our brand awareness in technology and finance market is very important to increase the number and depth of sellers and buyers' participation in our platform, which in turn increases the attractiveness and variety of products and services to buyers. We have carried out and will continue to carry out various marketing and promotion activities, including through digital channels and offline media, aimed at improving the visibility of our business, the attractiveness of our platform to sellers and buyers, and the growth of buyer traffic on our website and mobile applications. However, we cannot guarantee that these activities will effectively achieve the expected promotion effect of our business. In addition, our buyers and sellers may hold different opinions on some new measures we have launched to improve the platform, which may weaken our efforts to maintain a positive network effect and have a negative impact on our buyers and sellers. In addition, any negative publicity related to our products or services, regardless of its authenticity, may damage our reputation and cause buyers and sellers to leave our platform, which will have a significant adverse impact on our business, financial status and operating results. If our marketing efforts fail to attract new and maintain existing buyers, our business, prospects, financial situation and operating results may be greatly adversely affected.

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We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The market competition of our products and services is fierce and developing rapidly. The successful implementation of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market of our products and services, continue technological innovation and provide new functions for sellers and buyers. We not only have many competitors in other technology and finance companies, but also have a large and scattered group of start-ups and related industries. We compete with these current and potential competitors for sellers and buyers. Sometimes, our buyers may decide not to continue to buy products on our platform for various reasons, including choosing competitors' products. Our sellers may also decide to switch to our competitors' services. Some of our existing or potential competitors may have more resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other fields. In addition, the Internet promotes global enterprise competition, which enhances the ability of new, smaller or less well-known enterprises (including those from outside Cayman) to compete with us. Due to these different types of current and potential competitors, we may not be able to maintain or lose our current market position, we may not be able to continue to attract new buyers and sellers, and we may need to increase our expenses or maintain lower prices, which may have a significant adverse impact on our business, prospects, financial status and operating results.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

Technology and finance market is characterized by rapid technological development, frequent introduction of new products and services, changes in buyers' needs and behaviors, and constantly developing industry standards. As a result, industry participants in technology and finance are constantly changing their product supply and business model, and adopting new technologies to, among other things, improve cost-effectiveness and adapt to buyers' preferences. There is no guarantee that our main competitors will not adopt more effective business strategies than we do, and there is no guarantee that our competitors will not adapt to industry changes faster than we do. If we fail to respond to the development of technology or industry successfully and timely, we may lose sellers and buyers, and our brand, business, prospects, financial status and operating performance may be greatly adversely affected.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or "bugs," that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of "denial of service" attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as "spam" or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to "permission-based marketing" or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

Our business needs a lot of capital investment, including building and setting up computer facilities, technology and other types of equipment. These investments support our existing business and expected growth. The forecast involves many uncertain factors, such as the overall economic trend, government supervision and changes in competition. If we can't accurately predict the future capital investment demand, we may not be able to meet the market demand and fall behind others, both of which will have a negative impact on our income and profitability. In addition to forecasting our capital investment demand, we also adjust other elements and cost structure of our operation to cope with unfavorable economic conditions; However, these adjustments may not be enough to maintain our operating profit.

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Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Bad weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, epidemics, conflicts, upheavals or terrorist attacks, may disrupt our business and lead to a decrease in revenue. Customers may reduce their demand for our products, or the cost of our business may increase, both of which may have a significant adverse impact on us. Any such event that affects one of our major facilities may cause major disruption or damage to our business, financial condition and operating results.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

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The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this "Risk Factors" section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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There can be no assurance that we will not be a passive foreign investment company ("PFIC") for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an "emerging growth company" under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board ("PCAOB"), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a "penny stock," which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled "Use of Proceeds" or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

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In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

With the growth of high-tech, e-commerce and financial services and other services, competition will intensify, including through the adoption of constantly developing business models. Local companies may have a great competitive advantage because they have more knowledge and concern about local customers and their more mature local brands. Failure to hire, train, retain and manage enough necessary personnel may limit our international development.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $ per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $ per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Technical research and development investment		40%
Market Promotion and Brand Building		30%
Business expansion and strategic layout		20%
Team building and talent recruitment		10%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2025 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with "Use of Proceeds," "Summary Consolidated Financial and Operating Data," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2025
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $                   million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $                   million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

SYNO Capital Group, Inc., a Cayman company established on December 10, 2025, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through SYNO Capital Group, Inc.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

（The picture of Corporate Structure）

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our Company

We are a technology-driven global diversified enterprise, focusing on long-term value investment, digital commerce and financial technology. Our core positioning is a global and diversified enterprise with technology as the core engine and long-term value as the development anchor. Relying on the three-dimensional core architecture of "technology-driven+value investment+digital commerce", the company has deeply cultivated the three core areas of intelligent investment and research, digital commerce and financial technology, and built a unique system of "technology empowering capital appreciation and technology linking industrial ecology", which is an efficient and credible value bridge connecting high-quality assets, consumer demand and innovative technologies.

The structure of the company includes three core business segments:

Smart Value Investment Fund: As the core profit engine of the company, it focuses on long-term investment in the fields of consumption, energy and technology, and uses advanced AI technology for investment research and risk management.

Digital commerce: through the intelligent e-commerce ecosystem, enhance user experience and business efficiency, and promote digital transformation.

Financial technology: upgrade the core competence of financial technology tools and provide innovative financial services and solutions.

Our development goal is to become the most trusted technology-based asset management and industrial empowerment platform in the world, and to create long-term stable returns for investors, provide users with high-quality intelligent consumption experience, and build a digital stage for sustainable development for partners. We will continue to deepen the core strategy of "technology-led+trust-driven+ecological synergy" and promote innovation and change in the industry.

Our History and Development

1. Creation and initial development

The company was set up in the late 2010s, which is a critical period of global digital transformation. Founder LY KIM CHEONG realized the great potential of technology in the fields of financial investment and e-commerce, and decided to create a technology-driven asset management platform based on his own technical background and market insight. The initial goal is to improve the efficiency and accuracy of investment decisions through technical means, and at the same time provide users with a better consumer experience.

In the founding stage of the company, the founder focused on building the basic technical framework, building an intelligent investment and research system, and integrating the user data system. The core task of this stage is to develop tools and platforms that can support long-term value investment and ensure that the company has technological advantages in the highly competitive market.

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Founder background:

LY KIM CHEONG accurately grasped the opportunity of industrial transformation under the internet wave in his early career in the field of e-commerce digitalization. He led the construction of the early e-commerce infrastructure and user data system, and accumulated practical experience in the whole chain from technology research and development to commercial landing. At this stage, his core exploration focused on "how technology can optimize the efficiency of consumption scenes". Through the development and application of early digital tools, he gained in-depth insight into consumer market demand, supply chain operation logic and user behavior characteristics, laying a solid business cognition and technical foundation for subsequent business expansion.

With the accumulation of industry experience, LY KIM CHEONG has keenly captured the industry trend of "technology empowers financial investment", turned his attention to the field of intelligent fund management, and took the lead in proposing the innovative concept of "introducing AI technology into the whole process of investment and research". In this process, he led the formation of cross-disciplinary technology and investment teams, integrated financial investment logic and cutting-edge technology capabilities, deeply studied the combination path of long-term value investment philosophy and digital tools, and gradually formed the core methodology of "technology-driven investment decision-making and data verification of investment value", which laid the foundation for the construction of the group's core profit engine.

2. Early market breakthrough and accumulation

With the rise of digital wave, the company actively integrates digital e-commerce elements, combines e-commerce ecology with investment, and realizes the interaction between user traffic and capital. At the same time, strengthen the layout of financial technology, including big data analysis, AI algorithm application, etc., to improve investment and research efficiency and user experience. During this period, the company realized the cooperation of business segments and formed a trinity model of intelligent investment and research, digital e-commerce and financial technology.

3. Diversified business layout and regional expansion

In recent years, the company has further deepened the application of science and technology, optimized the platform architecture, and enhanced the execution of trustworthy commitments. Through continuous iteration of intelligent systems, the company has accumulated rich experience in the field of long-term value investment and achieved a win-win situation for capital, industry and users. Up to now, the company has formed a stable operation mode, covering investment research, e-commerce operation and scientific and technological services.

The development of the company always adheres to the orientation of value investment, avoids speculation and pays attention to the actual empowerment of scientific and technological tools, which makes it stand out in the industry.

4. Technological innovation and core competitiveness

technical innovation

(1) Intelligent investment and research system:

The company led the construction of a "three-dimensional intelligent investment and research system", which integrates a variety of cutting-edge technologies, such as artificial intelligence, blockchain and big data analysis. Through AI moat analysis model, dynamic cash flow discount algorithm and management behavior portrait system, the company can more accurately evaluate the long-term value of investment targets and improve the scientific and effective investment decision.

(2) data-driven decision-making:

Through the establishment of a unified data center, the company has realized the centralized management and analysis of data, and can obtain market dynamics and user behavior data in real time. This data-driven decision-making model makes the company more flexible in the formulation and adjustment of investment strategies and can quickly respond to market changes.

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(3) Financial technology tools:

The company continuously upgrades its financial technology tools and enhances its core competencies, including intelligent risk management and portfolio management. These tools not only improve investment efficiency, but also reduce risks, ensuring investors' capital security and income stability.

(4) Application of blockchain technology:

In the process of asset management and transaction, the company actively explores the application of blockchain technology to enhance the transparency and security of transactions. The introduction of blockchain technology makes the circulation and management of assets more efficient, reduces the intermediary cost and enhances the trust of users.

(5) Ecological coordination:

Through the strategy of "technology-led+trust-driven+ecological synergy", the company has strengthened the synergy between various business lines while technological innovation. Relying on the unified technology and data platform, the three business lines of intelligent investment and research, digital e-commerce and financial technology can realize the efficient allocation and coordinated development of resources.

core competitiveness

(1) technical barriers:

The company continues to increase investment in research and development in cutting-edge technologies such as artificial intelligence, big data, blockchain and Internet of Things, forming a strong technical barrier. These technologies not only improve the quality of products and services of the company, but also enhance its competitive advantage in the market.

(2) Long-term value investment philosophy:

The company adheres to Buffett's long-term value investment philosophy, rejects short-term speculation and focuses on creating sustainable long-term returns for investors. This concept has enabled the company to establish a good reputation and trust among investors and attract a large number of loyal customers.

(3) Efficient decision-making mechanism:

The company adopts a flat management structure of "core decision-making layer+professional committee+business department/functional center", which improves the efficiency of decision-making and implementation. Through collective decision-making and professional support, the company can quickly respond to market changes and ensure the effective implementation of the strategy.

(4) User experience optimization:

The company pays attention to the user experience, and enhances the satisfaction and loyalty of users through intelligent consumption scenarios and high-quality services. The continuous user feedback mechanism enables the company to continuously optimize products and services to meet the diverse needs of users.

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(5) the strategic layout of globalization:

The company actively promoted the international layout in technology and business development, and enhanced the company's market competitiveness and brand influence through technology export and global market expansion.

To sum up, the company's technological innovation and core competitiveness complement each other, forming a unique market advantage, making it stand out in the highly competitive industry and laying a solid foundation for future sustainable development.

5. Follow-up development path and goal

Looking forward to the future, the company will continue to deepen the concept of "technology empowerment and trustworthy commitment" and strive to become a leader in the field of long-term value investment. Strategic objectives focus on the following directions:

Deep integration of science and technology: further upgrade the intelligent investment and research system, introduce more AI, big data and blockchain technologies, and improve the accuracy and efficiency of investment decisions. At the same time, strengthen the ecological construction of digital e-commerce platform, realize seamless connection with financial technology, and create a one-stop user service experience.

Business expansion and innovation: expand the coverage of investment fields and focus on high-growth industries, such as emerging technologies, consumption upgrading and green finance. Strengthen industrial cooperation, empower invested enterprises through scientific and technological tools, and achieve a deep win-win situation between capital and industry.

Win-win between users and ecology: adhere to the trustworthy commitment, optimize the user interaction mechanism, and improve the transparency and security of the platform. The goal is to build an open ecology, attract more partners and users, and form a closed-loop value chain of capital-industry-users.

Sustainable development: The company plans to increase investment in risk control, compliance management and green investment to ensure long-term steady growth. At the same time, explore international opportunities and export the technology empowerment model to a broader market.

Generally speaking, the company will be driven by science and technology in the future, adhere to the philosophy of long-term value investment, achieve a higher level of capital appreciation and win-win situation through continuous innovation, and help the industry develop with high quality.

Major Factors Affecting Our Results of Operations

The key factors affecting the operating results can be specifically analyzed as follows:

1. Changes in market environment:

Economic fluctuation: economic recession or instability will lead to a decline in investor confidence and affect the activity of the capital market, thus reducing capital inflows and investment opportunities.

Interest rate change: The rise of interest rate may lead to the increase of financing cost, affect the profitability of the company and the borrowing demand of customers, and inhibit business growth.

Regulatory policy: The increasingly strict regulatory policy in the financial industry and the increasing cost of compliance may limit the company's business expansion and innovation ability.

Technological backwardness and lack of innovation:

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2. Insufficient investment in R&D: Failure to invest enough in key technical fields such as artificial intelligence, big data analysis and blockchain, resulting in products and services that cannot meet market demand.

Lagging technology update: In the highly competitive field of technology and finance, failure to update and optimize the technology platform in time may lead to a decline in customer experience and loss of market share.

Information security risks: security incidents such as data leakage and cyber attacks may lead to a decline in customer trust and affect the company's reputation and customer relationship.

3. Low management efficiency:

Decision-making delay: In the rapidly changing market environment, the management failed to respond quickly, missed investment opportunities or market trends, resulting in a decline in performance.

Complex organizational structure: too complex management level may lead to poor information transmission and affect decision-making efficiency and business execution.

Brain drain: The loss of senior management or core technical team may lead to the loss of knowledge and experience, and affect the company's innovation ability and market competitiveness.

4. Changes in customer demand:

Insufficient market research: failure to understand the changes in customer needs and preferences in time, resulting in products and services that cannot meet market expectations and affecting customer satisfaction and loyalty.

Poor customer relationship management: the lack of effective customer relationship management strategy may lead to customer loss and affect revenue and market share.

Poor user experience: complex product interface and slow service response may lead to customer dissatisfaction and affect brand image and market reputation.

5. Poor financial management:

Liquidity of funds: insufficient cash flow may lead to failure to meet operational requirements and affect the normal operation and investment ability of the company.

High debt risk: excessive debt level may lead to rising financial costs and affect the profitability and sustainable development of the company.

Poor budget control: lack of effective budget management may lead to waste of resources and investment mistakes, affecting the overall financial health.

6. The brand image is damaged:

Impact of negative events: If there are compliance problems, customer complaints or negative news, the brand image may be seriously damaged, resulting in a decline in customer trust.

Marketing strategy error: improper marketing or advertising strategy may lead to a decline in brand awareness and affect customer acquisition and retention.

Lack of brand differentiation: in the homogenization competition, the lack of unique brand positioning and value proposition may lead to a decline in market attractiveness.

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7. External environmental risks:

Intensified market competition: The rise of emerging financial technology companies may lead to intensified market competition and affect the company's market share and profit margin.

Fluctuation of international economic situation: The uncertainty of global economy may affect the stability and profitability of transnational business.

Natural disasters and epidemics: Unforeseen natural disasters or global epidemics may lead to business interruption, customer loss and decreased market demand.

8. Relying on a single supplier: In terms of technology and data services, relying too much on a single supplier may lead to risk concentration, and once the supplier has problems, the whole business will be affected.

Supply chain interruption: Under the background of globalization, geopolitics, natural disasters or epidemics may lead to supply chain interruption, affecting the delivery of technical services and customer experience.

9. Talent shortage and skill mismatch:

Lack of professionals: In the fast-developing technology and finance industry, the lack of talents with necessary skills and experience may affect the company's innovation ability and market competitiveness.

Insufficient staff training: Failure to provide adequate training and career development opportunities may lead to staff turnover and low work efficiency, which may affect the overall business performance.

Insufficient diversity of products and services:

10. Single product line: Too much dependence on a certain type of product or service may lead to market risk concentration and fail to meet diversified customer needs.

Lack of innovative products: failure to launch new products or services in time may lead customers to switch to competitors and affect market share.

Customer acquisition costs rise:

11. Failure of marketing strategy: Traditional marketing methods may no longer be effective, resulting in an increase in customer acquisition costs and an impact on profit margins.

High customer churn rate: Failure to effectively maintain customer relationships has led to an increase in customer churn rate and increased pressure to acquire new customers.

Insufficient data management and analysis capabilities:

12. Data island phenomenon: the lack of effective data sharing between different departments leads to insufficient decision-making basis and affects the formulation of business strategies.

Insufficient data analysis ability: failure to make full use of data analysis tools, unable to gain insight into market trends and customer needs, and affecting the scientificity and accuracy of decision-making.

Imperfect risk management system:

13. Insufficient risk identification: Failure to identify potential market and operational risks in time may lead to enterprises' unresponsiveness in the crisis.

Lack of emergency plan: in the face of emergencies, the lack of effective emergency plan and response mechanism may lead to increased losses.

Declining brand loyalty:

14. Poor customer experience: Problems in service quality and product performance may lead to a decline in customer loyalty to the brand and affect the repeat purchase rate.

Attractiveness of competitors: competitors provide more attractive products or services, which may lead to the loss of customers and affect market position.

Social responsibility and sustainable development;

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15. Lack of social responsibility: Failure to embody social responsibility in business may damage the public image and affect the trust of customers and investors.

Lack of sustainable development strategy: failure to formulate and implement sustainable development strategy may lead to criticism in environmental protection and social responsibility and affect brand image.

Technology integration and compatibility issues:

16. Difficulties in system integration: In the process of technology integration, system compatibility problems may be faced, resulting in low operational efficiency.

Technical debt: The technical architecture that has not been updated for a long time may lead to the increase of technical debt and affect the subsequent technical iteration and innovation ability.

By identifying and analyzing these key factors, technology and finance Company can formulate corresponding coping strategies, reduce operating risks, improve operating results and enhance market competitiveness.

Our Marketing and Sales

In the current competitive market environment, it is very important to formulate effective marketing and sales strategies for acquiring customers. Here are some detailed strategies to help us succeed in marketing and sales:

1. Marketing strategy

Accurate market positioning:

Objective: To define the target customer groups and formulate personalized marketing information.

Measures: Use the data analysis of the user insight layer to build detailed user portraits, including age, gender, consumption habits, preferences, etc.

Develop differentiated marketing strategies for different market segments (such as young consumers, high-income groups, etc.) to ensure the relevance and effectiveness of information transmission.

Content marketing:

Objective: To attract potential customers and build brand trust by providing valuable content.

Measures: Create high-quality blog articles, white papers, videos and webinars, share industry insights, investment skills and market analysis, and attract the attention of target customers.

Use social media platforms (such as Facebook, X, TikTok, etc.) to publish content, interact with users and enhance the brand's social influence.

Digital marketing and SEO optimization;

Goal: Improve online visibility and attract more potential customers to visit the website.

Measures: Conduct keyword research, optimize website content and structure, improve search engine ranking and increase natural traffic.

Put accurate online advertisements (such as Google Ads and social media advertisements), and target them according to users' behaviors and interests to improve the conversion rate.

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Social media marketing:

Objective: To establish contact with users through social media platform and enhance brand awareness.

Measures: Establish brand accounts on major social media platforms, regularly publish user-related content, and encourage users to participate in interaction.

Use social media advertisements to deliver accurately, attract specific target groups and increase the acquisition of potential customers.

Cooperation and alliance marketing:

Objective: To expand market coverage through cooperation with other brands or influential people.

Measures: Find partners related to our business (such as other e-commerce platforms, financial service companies, etc.) to jointly carry out marketing activities and drain each other.

Cooperate with opinion leaders or bloggers in the industry and use their influence to promote our products and services and attract their fans.

2. Sales strategy

Establish an efficient sales team:

Objective: To cultivate professional sales team and improve customer acquisition and conversion ability.

Measures: Recruit team members with rich industry experience and sales ability, and conduct regular training to improve their product knowledge and sales skills.

Set clear sales targets and performance evaluation mechanism to motivate team members to actively expand customers.

Customer relationship management (CRM) system;

Objective: Using CRM system to manage the information of potential customers and existing customers and improve sales efficiency.

Measures: Track the customer's interaction history, purchase behavior and preferences through the CRM system, and formulate personalized sales strategies.

Analyze customer data regularly, identify potential high-value customers and give priority to follow-up.

Personalized sales experience:

Objective: To provide customers with tailor-made sales experience and increase the conversion rate.

Measures: When communicating with customers, provide personalized product recommendation and investment advice by using user portraits and behavior data.

Keep in touch with customers through online consultation, telephone sales and other channels, answer customers' questions in time and enhance customers' trust.

Customer education and training:

Objective: To improve customers' understanding of products and services by educating them, and to promote purchasing decisions.

Measures: Organize regular online and offline training activities to introduce our products, services and industry trends to help customers make informed decisions.

Provide detailed user manuals and online tutorials to help customers better use our products and services.

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After-sales service and customer care:

Objective: Enhance customer satisfaction and loyalty, and promote repurchase and recommendation.

Measures: Establish an efficient after-sales service team, handle customer feedback and complaints in time to ensure customer satisfaction.

Keep in touch with customers regularly, understand their experience, provide value-added services and personalized care, and increase customer stickiness.

Through the above marketing and sales strategies, we can effectively acquire customers and enhance brand awareness and market share. The key is to continuously optimize the strategy and make adjustments according to market feedback and customer needs to ensure that we are always at the forefront of competition.

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BUSINESS

Our Mission

Our mission is to build the most trustworthy asset management and industrial empowerment platform in the world through technological innovation and data-driven. We are committed to providing investors with long-term stable returns, creating high-quality smart consumption experiences for users, and building a sustainable digital ecosystem for partners. By continuously deepening the application of cutting-edge technologies such as artificial intelligence, big data and blockchain, we will promote the transformation and development of the industry and realize the vision of technology-led, trust-driven and ecological synergy.

Overview

We are a technology-driven global diversified enterprise, focusing on long-term value investment, digital commerce and financial technology. Our core positioning is a global and diversified enterprise with technology as the core engine and long-term value as the development anchor. Relying on the three-dimensional core architecture of "technology-driven+value investment+digital commerce", the company has deeply cultivated the three core areas of intelligent investment and research, digital commerce and financial technology, and built a unique system of "technology empowering capital appreciation and technology linking industrial ecology", which is an efficient and credible value bridge connecting high-quality assets, consumer demand and innovative technologies.

The structure of the company includes three core business segments:

Smart Value Investment Fund: As the core profit engine of the company, it focuses on long-term investment in the fields of consumption, energy and technology, and uses advanced AI technology for investment research and risk management.

Digital commerce: through the intelligent e-commerce ecosystem, enhance user experience and business efficiency, and promote digital transformation.

Financial technology: upgrade the core competence of financial technology tools and provide innovative financial services and solutions.

Our development goal is to become the most trusted technology-based asset management and industrial empowerment platform in the world, and to create long-term stable returns for investors, provide users with high-quality intelligent consumption experience, and build a digital stage for sustainable development for partners. We will continue to deepen the core strategy of "technology-led+trust-driven+ecological synergy" and promote innovation and change in the industry.

Our Competitive Strengths

Our competitive advantage is embodied in many dimensions, including the following aspects:

1. Data integration ability:

We can integrate multi-source data from capital market, consumer market and supply chain to form a comprehensive market perspective.

The data coverage and real-time performance are ahead, with 30% more data dimensions than peers, and the data update delay is less than 1 minute, which is significantly better than the industry average (more than 5 minutes).

This ability of data integration enables us to grasp the market dynamics more accurately and improve the efficiency of decision-making.

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2.AI algorithm landing ability:

Our algorithm model is deeply integrated with specific business scenarios, such as investing in risk control and e-commerce selection, rather than adopting general technology.

The contribution of the algorithm to the business revenue is as high as 25%, far exceeding the industry average (less than 10%), which shows that we have significant advantages in using technology to drive business growth.

3. Full link technical cooperation:

In our technology, Taiwan has opened up three major business data: investment research, e-commerce and service, realizing data interoperability and avoiding information islands.

The efficiency of cross-business data collaboration is 60% higher than that of peers, and the speed of decision-making response is increased by 40%, which enables us to respond quickly in a rapidly changing market environment.

4. Compliance and safety capabilities:

We meet the data compliance requirements in many parts of the world, and the data security system has passed the international certification to ensure the information security of users and investors.

The compliance coverage is five more regions than that of peers, and the incidence of data security incidents is extremely low, which enhances the trust of customers.

5. Brand trust built by science and technology:

With the "technology empowerment and trustworthy commitment" as the core, we have established the image of "technology-driven long-term benchmark" through technical means such as AI risk control, blockchain traceability and data transparency.

This brand trust makes us the first choice for users and investors in the fluctuating market environment.

6. The world's leading trust quantification technology capability:

Through the AI investment research system, blockchain traceability technology and big data monitoring tools, "trust" is transformed into quantifiable and monitorable operational indicators, and full-link technical trust management and control is realized.

This ability enables us to provide higher transparency and credibility in investment risk assessment and reliability verification of e-commerce supply chain.

7. Global resource integration ability of science and technology empowerment:

With the help of digital tools, we break down regional barriers, rely on the financing advantages of the low-interest environment in the US capital market, and combine the efficient intelligent supply chain and high-penetration digital e-commerce market in Asia to realize real-time docking and optimal allocation of cross-regional resources.

This global resource integration ability helps to accurately match high-quality assets with consumer demand, and expands our global development space.

8. Innovative management behavior portrait system:

Through NLP technology, the management's public speeches and earnings conference calls are analyzed, key features are extracted, and a "management trust score" is generated, which effectively avoids the moral hazard of management.

This system has helped us avoid many potential losses in the past three years and improved the security of investment decisions.

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9.AI intelligent risk control system:

Our real-time stop-loss early warning system is based on VaR model, which can monitor portfolio fluctuation in a very short time and automatically generate lightening suggestions, and the response speed far exceeds the industry level.

The intelligent allocation of floating deposits ensures the proportion of low-risk assets and maximizes the income, further enhancing our risk control ability.

Through the above-mentioned multi-dimensional competitive advantages, we have established strong barriers in the industry, and can maintain a leading position in the rapidly changing market and achieve sustainable development.

Our Opportunities

We are faced with a variety of development opportunities and opportunities, which are mainly reflected in the following aspects:

1. The acceleration of digital transformation:

With the acceleration of the digital process of the global economy, the demand of enterprises and consumers for digital services is increasing. We can use advanced technology to provide more efficient investment management and e-commerce solutions to meet the urgent needs of the market for digital services.

Especially in the post-epidemic era, the popularity of online consumption and telecommuting has provided a broad market space for our intelligent e-commerce platform and digital financial tools.

2. Deepening the application of artificial intelligence and big data:

The rapid development of AI and big data technology provides us with more powerful tools, which can further improve investment and research efficiency, optimize risk control and enhance user experience. We can take this opportunity to continuously develop and iterate the AI model to improve the accuracy and timeliness of investment decisions.

By deepening our data analysis capabilities, we can tap deeper market insights and promote product innovation and service upgrading.

3. Global market expansion:

With the opening of the international market, we have the opportunity to expand our business to more countries and regions, especially emerging markets. The demand for smart investment and digital e-commerce in these markets is growing rapidly.

We can quickly enter new markets and expand our market share by establishing overseas branches or partnerships.

4. Sustainable investment and ESG trends:

With the rise of the concept of sustainable investment, more and more investors pay attention to environmental, social and governance (ESG) factors. We can attract more responsible investors by developing investment products that meet ESG standards.

This will not only help to enhance our brand image, but also meet the market demand for sustainable investment and promote long-term value growth.

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5. Application prospect of blockchain technology:

Blockchain technology has great application potential in financial services, supply chain management and data security. We can use blockchain technology to enhance investment transparency and security and enhance user trust.

For example, the launch of the blockchain-based investment deposit certificate and points system will bring new competitive advantages to our e-commerce platform and investment products.

6. Policy support and market environment:

The support policies of governments for financial technology and digital economy have been continuously introduced, which has created a good external environment for our development. We can actively apply for relevant policy support and financial subsidies to accelerate technology research and development and market expansion.

Especially in the field of financial technology, the gradual improvement of regulatory policies has provided us with a guarantee for compliance development.

7. Investor education and market demand:

With the popularization of financial knowledge and the strengthening of investor education, more and more individual investors begin to pay attention to intelligent investment and quantitative investment. We can enhance brand awareness and attract more customers by holding online and offline investor education activities.

By providing personalized investment advice and intelligent investment tools, we can meet the needs of investors at different levels and enhance customer loyalty.

8. Technical cooperation and ecosystem construction:

With the rapid development of technology, cooperation with other technology companies, financial institutions and academic institutions will bring us more opportunities for innovation. Through open cooperation, we can jointly develop new technologies and products and enhance market competitiveness.

Building a multi-participation ecosystem will help us integrate resources, form a joint force and promote the rapid growth of our business.

By grasping the above opportunities, we can further consolidate and expand market share and achieve sustainable growth and development. We will continue to pay attention to market dynamics and flexibly adjust our strategy to meet future challenges and opportunities.

Our Threats

In the current rapidly changing market environment, we are faced with many threats, which not only come from within the industry, but also include changes in the external environment. The following are the main threats that we need to pay attention to, covering the perspective of globalization:

1. Intensified market competition:

With the rapid development of financial technology and e-commerce industry, more and more enterprises enter the market and the competition is becoming increasingly fierce. Emerging start-ups and traditional financial institutions are increasing their investment in digital services, which may divert our customers.

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The technological innovation and market strategy of competitors may lead to the decline of our market share, especially in the price-sensitive market, and competitors may attract customers by reducing prices.

2. The rapidity of technological change:

The rapid iteration of technology means that we must constantly update and upgrade our technology platform to remain competitive. If we fail to keep up with the pace of technological development in time, we may fall behind our competitors.

The rise of emerging technologies (such as quantum computing, edge computing, etc.) may change the industry pattern, forcing us to re-evaluate the existing technical architecture and business model.

3. Uncertainty of regulatory environment:

The regulatory policies of countries around the world on financial technology and data privacy are constantly changing, and the cost of compliance may increase. Especially in different countries and regions, differences in regulatory requirements may make us face compliance challenges in the process of global expansion.

For example, the European Union's GDPR (General Data Protection Regulation) and the American California Consumer Privacy Act (CCPA) require enterprises to take stricter measures in data processing and privacy protection, which increases the operational complexity.

4. Network security threats:

With the deepening of digitalization, the problem of network security has become increasingly prominent. Hacking, data leakage and online fraud may cause serious damage to our brand reputation and customer trust.

On a global scale, network security threats are constantly evolving, and the means of attack are increasingly complex. Enterprises need to invest a lot of resources to prevent potential security risks.

5. Economic fluctuation and market uncertainty:

The uncertainty of the global economy (such as inflation, interest rate changes, geopolitical risks, etc.) may affect the confidence of consumers and investors, and then affect our business performance.

For example, the economic recession may cause investors to reduce their spending and affect our income and profitability.

6. Changes in consumer preferences:

Consumers' preference for financial services and e-commerce products may change, especially the younger generation has a higher acceptance of emerging technologies and services. We need to constantly adapt to these changes to meet customer expectations.

Failure to identify and respond to changes in consumer demand in time may lead to customer churn and market share decline.

7. Supply chain risks:

The supply chain dependence brought by globalization may also become a threat. Factors such as natural disasters, political turmoil or epidemics may lead to the interruption of the supply chain and affect our operational efficiency.

8. Changes in international trade policies:

Changes in trade policies and tariff policies between countries may affect our international business expansion. For example, trade wars and protectionist policies may lead to rising costs and barriers to market access.

This policy change may affect our product pricing and market strategy and reduce our competitive advantage.

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9. The fluctuation of investor confidence:

The fluctuation of investors' confidence in the market may affect our financing ability and stock price performance. When market sentiment is unstable, investors may be cautious about risky investments.

Failure to maintain the trust of investors may lead to financing difficulties and affect the long-term development of the company.

By identifying and analyzing these threats, we can formulate corresponding coping strategies, enhance the company's ability to resist risks, and ensure sustainable development in the complex global market environment.

Our Strategies

When formulating future development strategies, we need to consider short-term and long-term goals to ensure the company's sustainable growth and market competitiveness. The following are detailed short-term and long-term development strategies:

1. Short-term development strategy (1-2 years)

Technology upgrading and optimization:

Objective: To improve the performance and security of existing technology platforms to support more efficient business operations.

Measures:

Strengthen the research and development of AI and big data analysis tools, optimize the investment and research system, and improve the accuracy and timeliness of investment decisions.

Strengthen network security measures, conduct regular security audits and vulnerability tests to ensure the security and compliance of customer data.

Cloud computing and edge computing technology are introduced to improve the flexibility and response speed of the system.

Market promotion and brand building;

Objective: To improve brand awareness and attract more customers and investors.

Measures:

Enhance brand market exposure through digital marketing, social media and online and offline activities.

Carry out investor education activities to enhance potential customers' awareness of smart investment and financial technology and enhance customers' trust.

Cooperate with industry media and influential people to publish professional articles and case studies to show the company's technological advantages and successful cases.

Customer experience optimization:

Objective: To improve customer satisfaction and loyalty and reduce customer churn rate.

Measures:

Collect customer feedback, conduct regular user experience surveys, understand customer needs and pain points, and quickly iterate products and services.

Provide personalized investment advice and services, and use AI technology to tailor the investment portfolio for customers.

Establish an efficient customer service team to ensure that the problems encountered by customers in the use process can be solved quickly.

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2. Long-term development strategy (3-5 years)

Global market expansion:

Objective: To establish business in emerging markets and mature markets and increase global market share.

Measures:

Conduct market research, identify countries and regions with growth potential, and formulate corresponding market entry strategies.

Establish cooperative relations with local enterprises through acquisition, joint venture or cooperation, and quickly enter new markets.

Adjust products and services to meet the needs of local customers according to the cultural and regulatory characteristics of different markets.

Innovative product and service development:

Objective: To continuously introduce innovative products that meet the market demand and enhance the competitive advantage.

Measures:

Invest in R&D and develop financial products based on AI and blockchain, such as smart contracts and decentralized finance services.

Explore intelligent supply chain solutions combined with the Internet of Things to improve the efficiency and user experience of e-commerce platforms.

Set up an innovation laboratory, encourage the team to carry out technical exploration and product prototype development, and promote the internal innovation culture.

Sustainable development and social responsibility;

Goal: integrate the concept of sustainable development into the company's strategy, and enhance the brand image and social responsibility.

Measures:

Develop investment products that meet ESG standards and attract customers who are concerned about sustainable investment.

Actively participate in social welfare activities, promote the popularization of financial knowledge and community development, and enhance the social influence of enterprises.

Carry out green office and sustainable operation practices internally to reduce the environmental footprint of enterprises.

Through the above short-term and long-term development strategies, we can remain competitive in the ever-changing market environment and realize sustainable growth and value creation. Short-term strategy will lay the foundation for us, while long-term strategy will lead us to a broader future.

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Our Marketing and Sales

In the current competitive market environment, it is very important to formulate effective marketing and sales strategies for acquiring customers. Here are some detailed strategies to help us succeed in marketing and sales:

1. Marketing strategy

Accurate market positioning:

Objective: To define the target customer groups and formulate personalized marketing information.

Measures: Use the data analysis of the user insight layer to build detailed user portraits, including age, gender, consumption habits, preferences, etc.

Develop differentiated marketing strategies for different market segments (such as young consumers, high-income groups, etc.) to ensure the relevance and effectiveness of information transmission.

Content marketing:

Objective: To attract potential customers and build brand trust by providing valuable content.

Measures: Create high-quality blog articles, white papers, videos and webinars, share industry insights, investment skills and market analysis, and attract the attention of target customers.

Use social media platforms (such as LinkedIn, Weibo, Tik Tok, etc.) to publish content, interact with users and enhance the brand's social influence.

Digital marketing and SEO optimization;

Goal: Improve online visibility and attract more potential customers to visit the website.

Measures: Conduct keyword research, optimize website content and structure, improve search engine ranking and increase natural traffic.

Put accurate online advertisements (such as Google Ads and social media advertisements), and target them according to users' behaviors and interests to improve the conversion rate.

Social media marketing:

Objective: To establish contact with users through social media platform and enhance brand awareness.

Measures: Establish brand accounts on major social media platforms, regularly publish user-related content, and encourage users to participate in interaction.

Use social media advertisements to deliver accurately, attract specific target groups and increase the acquisition of potential customers.

Cooperation and alliance marketing:

Objective: To expand market coverage through cooperation with other brands or influential people.

Measures: Find partners related to our business (such as other e-commerce platforms, financial service companies, etc.) to jointly carry out marketing activities and drain each other.

Cooperate with opinion leaders or bloggers in the industry and use their influence to promote our products and services and attract their fans.

2. Sales strategy

Establish an efficient sales team:

Objective: To cultivate professional sales team and improve customer acquisition and conversion ability.

Measures: Recruit team members with rich industry experience and sales ability, and conduct regular training to improve their product knowledge and sales skills.

Set clear sales targets and performance evaluation mechanism to motivate team members to actively expand customers.

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Customer relationship management (CRM) system;

Objective: Using CRM system to manage the information of potential customers and existing customers and improve sales efficiency.

Measures: Track the customer's interaction history, purchase behavior and preferences through the CRM system, and formulate personalized sales strategies.

Analyze customer data regularly, identify potential high-value customers and give priority to follow-up.

Personalized sales experience:

Objective: To provide customers with tailor-made sales experience and increase the conversion rate.

Measures: When communicating with customers, provide personalized product recommendation and investment advice by using user portraits and behavior data.

Keep in touch with customers through online consultation, telephone sales and other channels, answer customers' questions in time and enhance customers' trust.

Customer education and training:

Objective: To improve customers' understanding of products and services by educating them, and to promote purchasing decisions.

Measures: Organize regular online and offline training activities to introduce our products, services and industry trends to help customers make informed decisions.

Provide detailed user manuals and online tutorials to help customers better use our products and services.

After-sales service and customer care:

Objective: Enhance customer satisfaction and loyalty, and promote repurchase and recommendation.

Measures: Establish an efficient after-sales service team, handle customer feedback and complaints in time to ensure customer satisfaction.

Keep in touch with customers regularly, understand their experience, provide value-added services and personalized care, and increase customer stickiness.

Through the above marketing and sales strategies, we can effectively acquire customers and enhance brand awareness and market share. The key is to continuously optimize the strategy and make adjustments according to market feedback and customer needs to ensure that we are always at the forefront of competition.

Our Customer Base

The following are our possible customer groups:

Individual investors:

Individuals who are interested in financial markets and seek investment opportunities and financial advice.

It may include users of different ages, from young first-time investors to experienced retired investors.

Institutional investors:

Including hedge funds, pension funds, insurance companies, asset management companies, etc., seeking efficient investment tools and risk management solutions.

These customers usually need more complex investment analysis and customized services.

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E-commerce platform:

Online retailers and e-commerce companies seek services such as data analysis, supply chain management and customer behavior analysis.

These customers may want to improve operational efficiency and customer experience through our technology.

Financial institutions:

Banks, brokers and other financial services companies may be interested in our intelligent performance attribution system, risk management tools and other products.

They may need technical support to improve their investment decision-making ability and customer service level.

Startups and SMEs:

Start-ups and small and medium-sized enterprises that need data analysis and intelligent decision support seek tools and technologies to enhance their competitiveness.

These customers may be particularly interested in cost-effective solutions.

High net worth customers:

Individuals or families with higher assets seek wealth management, investment consulting and personalized financial planning services.

These customers usually have high requirements for return on investment and risk control.

Research institutions and academia:

Institutions with research needs on financial markets, economic trends and industry analysis may be interested in our data and analysis tools.

These customers may seek cooperation to gain deeper market insight and data support.

By understanding these customer groups, we can better formulate targeted marketing and sales strategies, meet their needs and establish long-term cooperative relations.

Safeguard service

In order to effectively guarantee customer service, ensure customer satisfaction and enhance customer loyalty, the following strategies can be adopted:

1. Establish an efficient customer service team.

Training and development: regularly train the customer service team to improve their product knowledge, communication skills and problem-solving ability.

Clear responsibilities: ensure that team members understand their roles and responsibilities and can respond to customer needs quickly.

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2. Multi-channel customer support

Provide a variety of contact information: provide customer support through telephone, e-mail, online chat, social media and other channels to facilitate customers to choose the most suitable way for them.

24/7 customer service support: consider providing all-weather customer support, especially for customers who need immediate help.

3. Customer feedback mechanism

Regular survey: collect customer feedback through questionnaire survey and satisfaction survey to understand customers' needs and expectations.

Feedback handling: establish a rapid response mechanism, handle customer feedback and complaints in time, and follow up to ensure that customers feel valued.

4. Personalized service

Customer Portrait: Use data analysis to build customer portraits, understand customers' preferences and needs, and provide personalized services and product recommendations.

Customized solution: according to the specific needs of customers, provide customized services to enhance customer satisfaction and loyalty.

5. Provide clear information and supporting materials.

User manuals and FAQs: Provide detailed user manuals, frequently asked questions (FAQs) and online tutorials to help customers better understand and use products.

Knowledge base: establish an online knowledge base, so that customers can consult relevant information at any time and solve common problems.

6. Active communication and care

Regular follow-up: Keep in touch with customers regularly after purchasing, understand their experience and needs, and provide necessary support.

Customer care activities: Organize customer care activities regularly, such as birthday wishes and holiday greetings, to enhance customers' sense of belonging.

7. Performance evaluation and improvement

Service indicators: Set key performance indicators (KPI), such as response time, solution rate, customer satisfaction, etc., and regularly evaluate the performance of customer service team.

Continuous improvement: according to the performance evaluation results and customer feedback, continuously optimize service processes and strategies to improve service quality.

8. Data security and privacy protection

Data protection measures: ensure the safety of customers' personal information and transaction data, and adopt advanced encryption technology and security protocols.

Transparency policy: clearly explain the data use and privacy protection policies to customers to enhance their trust.

Through the above strategies, we can establish an efficient and professional customer service system, ensure that customers' needs are met in time, and enhance customers' overall experience and satisfaction.

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Legal Proceedings

In the process of enterprise operation, the risk of legal proceedings is inevitable. The following is a detailed description of some major legal litigation risks and their countermeasures:

1. Contract risk

Risk description: Breach of contract or disputes over contract terms may lead to legal proceedings.

Coping methods:

Contract review: Before signing, make sure that the terms of the contract are clear and reasonable, and if necessary, ask legal counsel to review.

Performance monitoring: establish a contract performance monitoring mechanism to ensure that all parties fulfill their obligations as agreed.

Dispute settlement clause: add dispute settlement mechanism (such as arbitration clause) to the contract to reduce litigation risk.

2. Intellectual property risks

Risk description: Infringement of other people's intellectual property rights (such as patents, trademarks and copyrights) may lead to litigation.

Coping methods:

Intellectual property rights review: before product development, intellectual property rights are searched and reviewed to ensure that the rights of others are not infringed.

Apply for protection: apply for patent, trademark and copyright protection in time to safeguard our own intellectual property rights.

Legal consultation: cooperate with intellectual property lawyers to deal with potential infringement problems.

3. Consumer protection risks

Risk description: False propaganda or product defects may lead consumers to file lawsuits.

Coping methods:

True publicity: ensure that all advertisements and promotional materials are true and accurate, and do not mislead consumers.

Product quality control: establish a strict product quality management system to ensure that products meet safety standards.

Customer feedback mechanism: establish customer complaint and feedback channels to deal with consumer problems in time and avoid litigation.

4. Data privacy and security risks

Risk description: data leakage or violation of data protection regulations may lead to legal proceedings and fines.

Coping methods:

Data security measures: implement technical measures such as data encryption and access control to protect customer data security.

Compliance training: regularly train employees on data protection laws and regulations to enhance compliance awareness.

Privacy policy: formulate and make public a transparent data privacy policy to inform customers of data usage.

5. Labor law risks

Risk description: Issues such as labor contract, dismissal and discrimination with employees may lead to litigation.

Coping methods:

Legal employment: ensure that recruitment, dismissal and employee management comply with the labor law and avoid improper dismissal and discrimination.

Employee handbook: formulate a clear employee handbook to standardize employee behavior and company policies.

Dispute resolution mechanism: establish internal complaint and dispute resolution mechanism to deal with employee problems in time and reduce the possibility of litigation.

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6. Compliance risk

Risk description: Failure to comply with industry regulations and standards may lead to investigation and litigation by regulatory agencies.

Coping methods:

Compliance review: Conduct regular compliance review to ensure that all businesses comply with relevant laws and regulations.

Compliance training: training employees in laws, regulations and compliance policies to raise their awareness of compliance.

Establishment of compliance officer: Appoint a special compliance officer to supervise and manage compliance affairs.

7. Environmental legal risks

Risk description: Environmental pollution or violation of environmental laws and regulations may lead to legal proceedings and fines.

Coping methods:

Environmental management system: establish an environmental management system to ensure that the operation of enterprises conforms to environmental protection laws and regulations.

Regular assessment: Conduct environmental impact assessment on a regular basis to find and rectify potential problems in time.

Employee training: training employees in environmental protection laws and regulations and corporate environmental protection policies to improve environmental awareness.

8. International legal risks

Risk description: In international business, you may face the application and disputes of laws in different countries.

Coping methods:

Legal consultation: before entering the new market, consult local legal experts to understand relevant laws and regulations.

Contract terms: clearly apply laws and dispute settlement methods in international contracts to reduce legal risks.

Compliance management: Establish an international compliance management system to ensure that businesses in different countries comply with local laws.

9. Reputation risk

Risk description: Legal proceedings may lead to negative media reports and damage corporate reputation.

Coping methods:

Crisis management: establish a crisis management mechanism to deal with negative events in time and reduce reputation loss.

Transparent communication: keep transparent communication with stakeholders, release information in time, and reduce misunderstanding and panic.

Brand building: actively carry out brand building to enhance the public's trust and recognition of enterprises.

summary

By identifying and managing these legal litigation risks, enterprises can effectively reduce potential legal liabilities and protect their legitimate rights and interests. It is suggested that enterprises establish a comprehensive legal risk management system and regularly review and update relevant policies to adapt to the changing legal environment.

Employees

When designing a company's structure and the composition of various departments, we need to consider the company's scale, industry characteristics, business objectives and management style. The following is a typical corporate structure proposal, which is applicable to companies in many industries, especially in the fields of technology and finance. This structure can be adjusted according to specific needs.

1. The overall structure of the company

Board of Directors: responsible for the strategic decision-making of the company and supervising the work of the management.

Executive management: including CEO and senior management team, responsible for the daily operation and management of the company.

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2. Composition of major departments

2.1 Administration Department

Responsibilities: Responsible for the daily administrative affairs, human resource management, logistics support, etc.

Composition:

Human resources department: recruitment, training and employee relationship management.

Administrative Department: Office management, facility maintenance and administrative support.

2.2 Finance Department

Responsibilities: Responsible for the company's financial management, budgeting, financial reporting and tax compliance.

Composition:

Accounting group: daily accounting treatment and preparation of financial statements.

Financial analysis group: budget management, financial forecasting and analysis.

Tax section: tax declaration and compliance management.

2.3 Marketing Department

Responsibilities: Responsible for market research, brand promotion, marketing strategy and customer relationship management.

Composition:

Market research group: market trend analysis, competitor analysis.

Brand management group: brand strategy formulation and brand communication.

Sales support group: development of sales tools and materials, and maintenance of customer relationship.

2.4 R&D Department

Responsibilities: Responsible for product research and development, technological innovation and product testing.

Composition:

Product development group: new product design and development.

Technical support group: technical problem solving and customer support.

Test group: product quality test and verification.

2.5 Operation Department

Responsibilities: Responsible for production, supply chain management and daily operation efficiency.

Composition:

Production management group: production planning and process management.

Supply chain management group: procurement, inventory management and logistics.

Quality management group: product quality control and improvement.

2.6 Information Technology Department

Responsibilities: Responsible for the maintenance and technical support of the company's information system.

Composition:

System development group: internal system development and maintenance.

IT Support Group: technical support, network management and security.

Data analysis group: data management and analysis support.

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2.7 Legal Compliance Department

Responsibilities: Responsible for legal affairs, compliance management and risk control.

Composition:

Legal advisory group: contract review and legal consultation.

Compliance Management Group: formulation and implementation of compliance policies.

3. Other suggestions

Inter-departmental collaboration: It is suggested to set up an inter-departmental project team to promote collaboration and information sharing between different departments.

Flexibility and adaptability: regularly evaluate and adjust the department structure and staffing according to market changes and company development stages.

Talent training and development: Establish a talent training mechanism, encourage employees to rotate between different departments, and improve their comprehensive ability.

Step 4 summarize

The above structural suggestions can help the company achieve efficient management and operation. When designing the structure, the company should flexibly adjust the composition and responsibilities of each department according to its own actual situation to meet the market demand and business development.

PESTEL Analysis

(1)industry analysis

1. Industry overview

Financial technology industry is a field to improve and innovate financial services through technical means, covering payment, lending, investment, insurance, wealth management and many other aspects. With the acceleration of digital transformation, the financial technology industry is gradually changing the mode of traditional financial services, improving service efficiency and customer experience.

2. Market size and growth

Market size: According to the forecast of market research institutions, the global financial technology market has grown at an average annual rate of more than 20% in the past few years, and it is estimated that the market size will reach 1 trillion US dollars by 2026.

Growth drivers:

Digital transformation: More and more consumers and enterprises tend to use digital financial services, which has promoted the rapid growth of the market.

Popularization of mobile payment: The widespread use of smart phones makes mobile payment become the mainstream and improves the convenience of transactions.

The rise of emerging markets: especially in Asia and Africa, financial technology is filling the gap in traditional financial services.

3. Competition pattern

Main participants:

Traditional financial institutions, such as banks and insurance companies, are actively transforming and launching digital products and services.

Financial technology companies, such as PayPal and Square, focus on providing innovative financial solutions.

Start-ups: Many emerging companies enter the market through technological innovation and provide unique services and products.

Competitive features:

Technological innovation: enterprises need to continuously carry out technological research and development to maintain their competitive advantage.

User experience: Providing convenient and efficient service is the key to attract users.

Data security: With the increase of data leakage incidents, users pay more and more attention to data security and privacy protection.

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4. Market segmentation

Payment solutions: including mobile payment, electronic wallet and cross-border payment.

Lending services: covering P2P lending, consumer credit and corporate loans.

Investment and wealth management: intelligent investment, crowdfunding platform, cryptocurrency investment, etc.

Insurance technology: online insurance, on-demand insurance, risk assessment, etc.

5. Technology trends

Artificial intelligence: The application in risk assessment, customer service and fraud detection has improved efficiency and accuracy.

Blockchain technology: used to improve the transparency and security of transactions and reduce transaction costs.

Big data analysis: help financial institutions better understand customer needs and optimize products and services.

6. Policy and regulatory environment

Regulatory policies: The regulatory policies of various countries on the financial technology industry are gradually improved, which should not only promote innovation, but also guard against risks.

Compliance requirements: Financial technology companies need to comply with laws and regulations such as anti-money laundering and data protection, and compliance costs are rising.

7. Challenges and risks

Intensified market competition: the number of competitors in the industry is increasing, and the price war and technical war are intensifying.

Technical risk: technical failure, data leakage, etc. may lead to the decline of user trust.

Regulatory risk: Policy changes may affect business model and market access.

8. Future development trend

Integration and cooperation: The cooperation between financial technology companies and traditional financial institutions will be closer and form an ecosystem.

Globalization: Financial technology services will expand to the global market, especially in emerging markets.

Sustainable development: With the enhancement of social responsibility awareness, financial technology companies will pay more attention to sustainable development and social impact.

conclusion

The financial technology industry is developing rapidly, and market opportunities and challenges coexist. Enterprises need to innovate constantly, improve customer experience, and pay attention to compliance and risk management in order to be invincible in the competition. Through in-depth industry analysis, enterprises can better formulate strategies, seize market opportunities and achieve sustainable development.

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(2) Industry data

The following are some key data and statistical information of the financial technology industry to help understand the current situation and development trend of the industry.

1. Market size

Global market size: According to the report of market research institutions, the global financial technology market size will be about 500 billion US dollars in 2023, and it is expected to reach 1 trillion US dollars by 2026, with an average annual growth rate of about 20%.

Market segment size:

Payment solution: The market size will be about $200 billion in 2023, and it is expected to reach $400 billion by 2026.

Lending service: The market size will be about 150 billion US dollars in 2023, and it is expected to reach 300 billion US dollars by 2026.

Investment and wealth management: The market size will be about 80 billion US dollars in 2023, and it is expected to reach 150 billion US dollars by 2026.

Insurance technology: The market size will be about 70 billion US dollars in 2023, and it is expected to reach 120 billion US dollars by 2026.

2. User data

Number of users: The number of global financial technology users has exceeded 2 billion in 2023 and is expected to reach 3 billion by 2026.

Mobile payment users: In 2023, the global mobile payment users will be about 1.5 billion, and it is expected to reach 2.5 billion by 2026.

P2P lending platform users: The number of users will be about 300 million in 2023, and it is expected to reach 500 million by 2026.

3. Investment data

Total investment: In 2022, the investment in global financial technology industry was about 90 billion US dollars, and it is expected to reach 120 billion US dollars in 2023.

Investment trend: Investors' interest in financial technology start-ups continues to grow, especially in the fields of payment, lending and blockchain.

4. Technology application

Artificial intelligence: In 2023, about 70% of financial technology companies have applied artificial intelligence technology in their products and services, and it is expected that this proportion will reach 90% by 2026.

Blockchain application: By 2023, about 30% of financial institutions in the world are exploring or implementing blockchain technology, and it is expected that this proportion will rise to 50% by 2026.

5. Market share

Market share of major players:

Payment field: Alipay and PayPal account for 50% of the global mobile payment market.

LendingClub and Prosper account for about 40% of the P2P lending market.

Investment and wealth management: Robinhood and Wealthfront occupy about 30% of the smart investment market.

6. Risk and compliance

Data security incidents: In 2022, the number of data leakage incidents in the financial technology industry increased by 25% year-on-year, showing the importance of data security.

Compliance cost: With the strengthening of regulatory policies, the compliance cost of financial technology companies is expected to account for 15% of their total operating costs in 2023.

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7. Future prospects

Market forecast: According to industry analysis, the financial technology industry will continue to maintain strong growth in the next five years, and it is estimated that the market size will reach 2 trillion US dollars by 2028.

Technology investment: It is estimated that by 2026, the investment of financial technology companies in technology research and development will account for 20% of their total revenue.

conclusion

The financial technology industry is experiencing rapid growth and change, and the market scale and user base are constantly expanding. With the progress of technology and the change of consumer demand, financial technology companies need to innovate constantly to remain competitive. At the same time, data security and compliance will be important considerations for the development of the industry. Through in-depth analysis of industry data, enterprises can better formulate strategies, seize market opportunities and achieve sustainable development.

(3) Industry pain point

Although the financial technology industry is developing rapidly, it still faces many challenges and pain points. The following are some major industry pain points:

1. Data security and privacy protection

Risk of data leakage: With the increasing amount of user data handled by financial technology companies, the risk of data leakage and cyber attacks is also rising. Users' concerns about personal information security may affect their trust in financial technology services.

Compliance pressure: Financial technology companies need to comply with different national data protection regulations (such as GDPR), and the compliance cost is high and complicated, which increases the operational burden.

2. Technology integration and system compatibility

Compatibility of old systems: Many financial institutions still rely on traditional legacy systems, and the compatibility between financial technology solutions and these systems is poor, which makes integration difficult.

Rapid technological update: The financial technology industry has a rapid technological update, and enterprises need to continuously invest in technology research and development and system upgrade to maintain their competitiveness.

3. User education and acceptance

Insufficient user awareness: Many potential users have insufficient understanding of financial technology products and services, resulting in low utilization rate. Users need more education and guidance to understand the advantages of these new technologies.

Trust: Emerging financial technology companies often lack brand trust, and users have doubts about their safety and reliability.

4. The market competition is fierce

Increased number of competitors: With the rapid development of the market, the number of competitors in the financial technology industry is increasing, and the price war and technical war are intensifying, which leads to the compression of profit space.

Innovation pressure: Enterprises need to innovate constantly to meet users' needs and maintain market competitiveness, which puts higher demands on resources and capabilities.

5. Uncertainty of regulatory environment

Frequent policy changes: the regulatory policies faced by the financial technology industry may change with the market environment and technological development, and enterprises need to adapt to the new regulations quickly, which increases the uncertainty of operation.

Rising compliance cost: With the increase of regulatory requirements, the compliance cost of enterprises is also rising, which may affect their profitability.

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6. Financing and investment challenges

Financing difficulty: Although the financial technology industry has attracted a lot of investment, the financing environment may become more difficult under the background of increasing economic uncertainty, and start-ups are facing the pressure of capital chain.

Investors have high expectations: investors often have high expectations for financial technology companies, and enterprises need to achieve rapid growth in a short time and face greater pressure.

7. User experience and service quality

Inconsistent services: Different financial technology products and services may have different user experiences, which will affect user satisfaction and loyalty.

Insufficient customer support: With the increase in the number of users, many financial technology companies have insufficient customer support and service response speed, which affects the user experience.

conclusion

While the financial technology industry is developing rapidly, it is facing multiple pain points and challenges. Enterprises need to effectively deal with these problems in order to enhance their competitiveness and market position. By strengthening data security, improving user education, optimizing technology integration and adapting to regulatory changes, financial technology companies can better meet market demand and achieve sustainable development.

(4)       Industry forecast

Short-term forecast (2024-2026)

Market growth: It is estimated that the global financial technology market will continue to maintain strong growth from 2024 to 2026, with an average annual growth rate of about 20%. By 2026, the market size is expected to reach $1 trillion, driven by the popularity of digital payment, online lending and investment management services.

Acceleration of technology application: In the short term, financial technology companies will increase their investment in artificial intelligence and blockchain technology. It is estimated that more than 70% of financial technology companies will integrate AI technology into their products to enhance user experience and risk management capabilities.

Compliance and supervision strengthening: With the development of the financial technology industry, regulators will strengthen the supervision of the industry. It is estimated that before 2025, more compliance policies will be issued worldwide for financial technology, and enterprises need to adapt to these changes and increase compliance investment.

Increased user acceptance: With the increase of users' awareness of financial technology products and the strengthening of education, it is estimated that by 2026, the user acceptance of financial technology products will increase significantly, and the number of users will reach 3 billion.

Long-term forecast (2027-2030)

Market Maturity and Integration: By 2030, the financial technology market will become mature and market participants will experience integration. It is expected that large financial technology companies will enhance their market share and technical capabilities through mergers and acquisitions and cooperation, and the industry concentration will increase.

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Full digital transformation: Financial services will be fully digital, and the boundary between traditional financial institutions and financial technology companies will become increasingly blurred. It is estimated that by 2030, more than 90% of financial transactions will be completed through digital channels.

Wide application of emerging technologies: Emerging technologies such as blockchain, Internet of Things and quantum computing will be widely used in the financial technology industry. It is expected that these technologies will promote new business models and service innovation, and improve efficiency and security.

Sustainable financial development: With the popularization of the concept of sustainable development, the financial technology industry will pay more attention to environmental, social and governance (ESG) factors. It is predicted that by 2030, ESG-related financial technology products and services will occupy a significant share of the market and promote the development of green finance.

conclusion

In the short term, the financial technology industry will continue to grow rapidly, and the technology application and user acceptance will be significantly improved. In the long run, the industry will mature, market integration will accelerate, and digital transformation and sustainable development will become the main theme of the industry. Enterprises need to grasp these trends in order to achieve sustainable competitive advantage.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
LY KIM CHEONG	Chairman of the board
YAP CHIRNG SHYOUNG	Chief Marketing Officer
HONG MEI YING	Chief Financial Officer

Introduction

LY KIM CHEONG focused on the digitalization of e-commerce in his early years and successfully grasped the opportunity of industrial transformation under the Internet wave. He took the lead in building the early e-commerce infrastructure and user data system, and accumulated practical experience in the whole chain from technology research and development to commercial landing. The founder's core exploration focuses on "how technology can optimize the efficiency of consumption scenes". Through the development and application of early digital tools, he has a deep insight into consumer market demand, supply chain operation logic and user behavior characteristics, laying a solid business cognition and technical foundation for subsequent business expansion.

With the accumulation of industry experience, the founder keenly captured the industry trend of "technology-enabled financial investment" and turned to the field of intelligent fund management, taking the lead in proposing the innovative concept of "introducing AI technology into the whole process of investment and research". In this process, he led the formation of a cross-disciplinary technology and investment team, integrated the financial investment logic and cutting-edge technology capabilities, deeply studied the combination path of long-term value investment philosophy and digital tools, and gradually formed the core methodology of "technology-driven investment decision-making and data verification of investment value", which laid the foundation for the construction of the group's core profit engine.

YAP CHIRNG SHYOUNG is a result-driven and strategic Sales Manager with 19 yearsofexperience in Electronis, F&B, Healthy products. Proventract record ofexceeding revenue target, buildinghigh-performance sales team and developing strategicmarket plans. Expert in sales process optimization, keyaccount manager and mentoring sales representative toachieve peak perfomance.

HONG MEI YING has 10 years of practical experience in the field of listed finance, and has been deeply involved in the financial management and control of the whole IPO process and standardized operation after listing. He has led the IPO declaration of the A-share main board of two manufacturing enterprises and the financial support for refinancing (convertible bonds/fixed increase) of three listed companies, and has the full-cycle practical ability from financial standardization rectification, intermediary coordination to information disclosure.

Board of Directors

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

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Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

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Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
LY KIM CHEONG		100

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$           , divided into           Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are           Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol "SYNO".

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the "memorandum" and the "articles").

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See "Where You Can Find Additional Information."

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of Cayman and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;
●	insurance companies;
●	pension plans;
●	cooperatives;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to use a mark-to-market method of accounting;
●	certain former U.S. citizens or long-term residents;
●	tax-exempt entities (including private foundations);
●	individual retirement accounts or other tax-deferred accounts;

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●	persons liable for alternative minimum tax;
●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
●	investors that have a functional currency other than the U.S. dollar;
●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.
●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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